EXHIBIT 99.1

Olympic Steel Reports 2014 First Quarter Financial Results

Board Declares Regular Quarterly Cash Dividend

CLEVELAND, April 30, 2014 (GLOBE NEWSWIRE) -- Olympic Steel Inc. (Nasdaq:ZEUS), a national metals service center, today announced financial results for the first quarter ended Mar. 31, 2014.

Driven by higher volume, first quarter 2014 net sales climbed 2.6% to $346.9 million, compared with $338.1 million in the prior year first quarter. Net income totaled $2.8 million, or $0.25 per diluted share, compared with net income of $5.2 million, $0.47 per share in the first quarter of 2013. Last year, first-quarter results benefited from a pre-tax out-of-period adjustment to record LIFO income of $1.9 million ($1.2 million, or $0.11 per diluted share, after tax). No LIFO impact was recorded for the first quarter of the current year.

"Consistent with our emphasis to improve capacity utilization, volume increased in both the flat rolled and tubular and pipe segments of the business. Realizing increased tonnage and net sales versus last year's first quarter is particularly gratifying because we had fewer shipping days in the first quarter of 2014 due to inclement weather," said Chairman and Chief Executive Officer Michael D. Siegal.

"Carbon steel, nickel and stainless steel base prices rebounded at the end of the quarter and have built momentum in April," Mr. Siegal added. "Stronger metal prices and order activity, combined with a healthy near-term outlook from our customers, points to a more favorable outlook for the second quarter and remainder of the year. Future profitability will also be enhanced by the successful execution of cost-reduction and operational efficiency initiatives."

The Company also announced that its Board of Directors approved a regular quarterly cash dividend of $0.02 per share, which is payable on June 16, 2014, to shareholders of record on June 2, 2014.

Conference Call and Webcast

A simulcast of Olympic Steel's 2014 first-quarter earnings conference call can be accessed via the investor relations section of the Company's website at www.olysteel.com. The simulcast will begin at 9 a.m. ET today and a replay of the call will be available for 14 days thereafter.

Forward-Looking Statements

It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "should," "intend," "expect," "believe," "estimate," "project," "plan," "potential," or "continue," as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: general and global business, economic, financial and political conditions, including the ongoing effects of the global economic recovery; access to capital and global credit markets; competitive factors such as the availability, global production levels, and pricing of metals, industry shipping and inventory levels, and rapid fluctuations in customer demand and metals pricing; the cyclicality and volatility within the metals industry; the ability of our customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the ability of our new locations to achieve expected results; events or circumstances that could adversely impact the successful operation of our processing equipment and operations; the ability to comply with the terms of our asset-based credit facility and to make the required term-loan payments; the ability of our customers and third parties to honor their agreements related to derivative instruments; customer, supplier, and competitor consolidation, bankruptcy or insolvency; reduced production schedules, layoffs or work stoppages by our own, our suppliers' or our customers' personnel; the success of union contract renewals; the availability and costs of transportation and logistical services; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives and our business information system implementations; the successes of our operational excellence initiatives to improve our operating, cultural and management systems and reduce our costs; the successes of our strategic efforts and initiatives to increase sales volumes, maintain or improve working capital turnover and free cash flows, manage inventory turnover, improve our customer service, and achieve cost savings; the timing and outcome of inventory lower of cost or market adjustments; the inflation or deflation existing within the metals industry, as well as our product mix and inventory levels on hand, which can impact our cost of materials sold as a result of the fluctuations in the last-in, first-out, or LIFO, inventory reserve; the adequacy of our existing information technology and business system software; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; our ability to generate free cash flow through operations and decreased future capital expenditures, reduce inventory and repay debt within anticipated time frames; events or circumstances that could impair or adversely impact the carrying value of any of our assets; risks and uncertainties associated with intangible assets, including potential impairment charges; the enacted federal healthcare legislation's impact on the healthcare benefits required to be provided by us and the impact of such legislation on our compensation and administrative costs; and unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require an increase in our costs for such contingencies. Further information on these and other risks and uncertainties is provided under Item 1A "Risk Factors" of our Annual Report on Form 10-K, which disclosure is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. This release speaks only as of its date and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports filed with or furnished to the SEC.

About Olympic Steel

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel and aluminum products. The Company's CTI subsidiary is a leading distributor of steel tubing, bar, pipe, valves and fittings, and fabricates pressure parts for the electric utility industry. Headquartered in Cleveland, Ohio, Olympic Steel operates from 35 facilities in North America.

For additional information, please visit the Company's website at http://www.olysteel.com or http://www.b2i.us/profiles/investor/ContactUs.asp?BzID=2195.

-Financial Tables Follow-

Olympic Steel, Inc.
Consolidated Statements of Operations
(in thousands, except per-share data)

	Three Months Ended Mar. 31,
	2014	2013
	(unaudited)
Net sales	$ 346,913	$ 338,064

Costs and expenses

Cost of materials sold (exclusive of items shown separately below)	275,467	266,154
Warehouse and processing	21,360	20,506
Administrative and general	18,937	18,149
Distribution	9,856	8,974
Selling	6,518	6,586
Occupancy	2,870	2,599
Depreciation	5,454	5,293
Amortization	222	222

Total costs and expenses	340,684	328,483

Operating income	6,229	9,581

Other income, net	2	23

Income before interest and income taxes	6,231	9,604
Interest and other expense on debt	1,754	1,698

Income before income taxes	4,477	7,906
Income tax provision	1,700	2,743

Net income	$ 2,777	$ 5,163

Earnings per share:

Net income per share - basic	$ 0.25	$ 0.47

Weighted average shares outstanding - basic	11,089	11,034

Net income per share - diluted	$ 0.25	$ 0.47

Weighted average shares outstanding - diluted	11,090	11,042

Olympic Steel, Inc.
Consolidated Balance Sheets
(in thousands)

	At Mar. 31, 2014	At Dec. 31, 2013
	(unaudited)	(audited)
Assets

Cash and cash equivalents	$ 5,399	$ 3,186
Accounts receivable, net	149,906	115,288
Inventories, net (includes LIFO debit of $3,572 as of Mar. 31, 2014 and Dec. 31, 2013)	283,864	286,371
Prepaid expenses and other	11,439	12,786
Total current assets	450,608	417,631

Property and equipment, at cost	363,560	361,368
Accumulated depreciation	(175,808)	(170,484)
Net property and equipment	187,752	190,884

Goodwill	40,787	40,787
Intangible assets, net	34,313	34,535
Other long-term assets	14,027	13,512
Total assets	$ 727,487	$ 697,349

Liabilities

Current portion of long-term debt	$ 13,090	$ 13,090
Accounts payable	119,272	126,012
Accrued payroll	9,277	10,723
Other accrued liabilities	18,105	15,808
Total current liabilities	159,744	165,633

Credit facility revolver	180,880	146,075
Long-term debt	37,917	40,104
Other long-term liabilities	13,944	13,445
Deferred income taxes	32,728	33,476
Total liabilities	425,213	398,733

Shareholders' equity

Preferred stock	--	--
Common stock	125,169	124,118
Accumulated other comprehensive loss	(386)	(437)
Retained earnings	177,491	174,935
Total shareholders' equity	302,274	298,616
Total liabilities and shareholders' equity	$ 727,487	$ 697,349

Olympic Steel, Inc.
Segment Financial Information
(in thousands)

	Three Months Ended
	Mar. 31,
	(unaudited)
	2014	2013
Net sales
Flat products	$ 285,853	$ 275,747
Tubular and pipe products	61,060	62,317
Total net sales	$ 346,913	$ 338,064

Depreciation and amortization
Flat products	$ 4,217	$ 4,242
Tubular and pipe products	1,434	1,273
Corporate	25	--
Total depreciation and amortization	$ 5,676	$ 5,515

Operating income
Flat products	$ 4,848	$ 4,805
Tubular and pipe products	3,437	6,759
Corporate	(2,056)	(1,983)
Total operating income	$ 6,229	$ 9,581

Other income, net	2	23
Income before interest and income taxes	$ 6,231	$ 9,604
Interest and other expense on debt	1,754	1,698
Income before income taxes	$ 4,477	$ 7,906

Capital expenditures
Flat products	$ 1,017	$ 679
Tubular and pipe products	1,320	1,035
Corporate	4	--
Total capital expenditures	$ 2,341	$ 1,714

	At Mar. 31,	At Dec. 31,
	2014	2013
Goodwill
Flat products	$ 500	$ 500
Tubular and pipe products	40,287	40,287
Total goodwill	$ 40,787	$ 40,787

Total assets
Flat products	$ 497,012	$ 437,397
Tubular and pipe products	229,833	223,314
Corporate	642	638
Total assets	$ 727,487	$ 697,349

Other information:
(in thousands, except per-share data)	At Mar. 31,	At Dec. 31,
	2014	2013

Shareholders' equity per share	$ 27.53	$ 27.24

Debt-to-equity ratio	0.77 to 1	0.67 to 1

Three Months Ended
Mar. 31,
	2014	2013

Net cash from (used for) operating activities	$ (27,989)	$ 1,667

Cash dividends per share	$ 0.02	$ 0.02

CONTACT: IR Contact:
         Matthew J. Dennis, CFA
         Olympic Steel Investor Relations
         (216) 672-0522